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                                                                   EXHIBIT 21(a)

                                 PRANDIUM, INC.
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                                 1999 FORM 10-K
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                              LIST OF SUBSIDIARIES
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Subsidiaries as of December 26, 1999
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Arrosto Coffee Company, Inc.                 Koo Koo Roo, Inc.
Arrosto Coffee Company Franchising, Inc.     Koo Koo Roo Licensing Systems, Inc.
Caulk 'N Paw, Inc.                           Lean Chick - 792 Lexington, Inc.
CCMR Advertising Agency, Inc.                Maintenance Support Group, Inc.
CCMR of Catonsville, Inc.                    1170060 Ontario Limited
CCMR of Cumberland, Inc.                     RAC/KKR/LP Florida, Ltd.
CCMR of Frederick, Inc.                      RAC/KKR/G.P., L.C.
CCMR of Golden Ring, Inc.
CCMR of Greenbelt, Inc.
CCMR of Harford County, Inc.
CCMR of Inner Harbor, Inc.
CCMR of Maryland, Inc.
CCMR of Ritchie Highway, Inc.
CCMR of Timonium, Inc.
Chi-Chi's, Inc.
Chi-Chi's Franchise Operations Corporation
Chi-Chi's Management Corporation
Chi-Chi's of Greenbelt, Inc.
Chi-Chi's of Kansas, Inc.
Chi-Chi's of South Carolina, Inc.
Chi-Chi's of West Virginia, Inc.
CMM Dissolution, Inc.
El Torito Franchising Company
El Torito Restaurants, Inc.
Food-Eez, Inc.
FRI-Admin Corporation
FRI-MRD Corporation
The Hamlet Group, Inc.
H.H. of Maryland, Inc.
H.H.K. of Virginia, Inc.
Koo Koo Roo Florida, 102J, Ltd.
RAC 102J, L.C.
Koo Koo Roo Florida, 103J, Ltd.
RAC 103J, L.C.
Koo Koo Roo Florida, 104J, Ltd.
RAC 104J, L.C.
Koo Koo Roo Florida, 107J, Ltd.
RAC107J, L.C.